UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2009, the Board of Directors of Zep Inc. (the “Company”) approved an amendment (the “Amendment”) to the Zep Inc. Employee Stock Purchase Plan (the “ESPP”) that, among other things, deletes a provision in the ESPP that expressly excluded officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, from participating in the ESPP.

The ESPP was previously approved by stockholders and became effective on October 31, 2007. The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries, who wish to become stockholders of the Company, an opportunity to purchase common stock of the Company. Except for certain ineligible employees, all employees of the Company and its designated affiliates are generally eligible to participate in the ESPP, as amended. The ineligible employees include those who are customarily employed for less than 20 hours per week, employees who own (or are deemed to own under certain attribution rules) five percent or more of the total voting power or value of all classes of the Company’s stock, and employees subject to the laws of a country which would prohibit the employee’s participation in the ESPP.

Pursuant to the terms of the ESPP, up to an aggregate of 200,000 shares of common stock may be issued or sold under the ESPP, and no participant may, during any calendar year, purchase shares of common stock having an aggregate fair market value, determined at the time of each offering date during such calendar year, of more than $25,000. Payroll deductions for each participant are accumulated during the ESPP’s “offering periods.” Unless the administrator of the ESPP determines otherwise, each offering period lasts one month, with offering periods beginning on the first day of each calendar month. Subject to certain exceptions, the purchase price per share of common stock purchased for participants pursuant to the ESPP shall be the sum of (a) 95% of the fair market value of such shares of common stock on the last business day of an offering period under the ESPP, and (b) any transfer, excise, or similar tax imposed upon the transaction pursuant to which such shares of common stock are purchased. Each participant has full stockholder rights with respect to all shares purchased under the ESPP, including, but not limited to, voting, dividend, and liquidation rights. As a general rule, shares of common stock purchased under the ESPP must be held for six months. After the holding period requirement is satisfied, the participant may withdraw the shares from the account or transfer the shares at any time. As of August 25, 2009, 162,895 shares of common stock remain available for issuance pursuant to the ESPP.

The foregoing description of the ESPP, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP and the Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Zep Inc. Employee Stock Purchase Plan.

10.2	Amendment of Zep Inc. Employee Stock Purchase Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2009

Zep Inc.

By:	/s/ Francis Whitaker, III
C. Francis Whitaker, III Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Zep Inc. Employee Stock Purchase Plan.

10.2	Amendment of Zep Inc. Employee Stock Purchase Plan.